UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 5, 2007

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51786	87-0722777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Northwest Boulevard, Suite 202

Coeur d’Alene, Idaho 83814

(Address of principal executive offices, including zip code)

(208) 676-8321

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 5, 2007, NightHawk Radiology Holdings, Inc. (the “Company”), as Borrower, and Morgan Stanley Senior Funding, Inc., as Administrative Agent, entered into a Credit Agreement relating to a term loan in an amount of $53,000,000, with an option for the Company to request that the lenders advance up to an additional $97,000,000 in term loans for a total credit facility of up to $150,000,000 (the “Credit Facility”). The Company used the proceeds from the Credit Facility to acquire The Radlinx Group, to pay off certain indebtedness in connection with the acquisition and to pay fees and expenses incurred in connection with the acquisition. The additional funds available under the Credit Agreement may be used by the Company for financing certain acquisitions and for certain corporate purposes, including the repurchase of the Company’s common stock. Interest under the Credit Facility is based on either: (i) a floating per annum rate based on the Administrative Agent’s prime rate plus a margin of 1.25% or (ii) upon syndication, and at the option of the Company, a floating per annum rate (based upon one, two, three or six-month interest periods) based on LIBOR plus a margin of 2.25%. The term loan will be repaid in quarterly installments, with principal being amortized at an annual rate of 1%, and the remaining balance will be paid on the maturity date of March 31, 2014. The term loan is subject to mandatory prepayment under certain circumstances, including in connection with the Company’s receipt of proceeds from certain issuances of equity or debt, sales of assets and casualty events and from the Company’s excess cash flow. The term loan may be voluntarily prepaid without premium or penalty.

The Credit Facility is guaranteed by certain of the Company’s wholly owned operating subsidiaries, including Nighthawk Radiology Services, LLC, the Company’s primary operating entity. Concurrent with the execution of the Credit Agreement, the Company, each subsidiary that guaranteed the Credit Facility, and Morgan Stanley & Co., Incorporated, as Collateral Agent, entered into a Guaranty and Collateral Agreement, pursuant to which the Company and the guarantors, including Nighthawk Radiology Services, LLC, granted to the lenders under the Credit Agreement a security interest in substantially all of the Company’s and each guarantor’s assets as collateral for the amounts borrowed by the Company under the Credit Agreement, and for the amounts guaranteed by each guarantor.

The Credit Agreement contains customary affirmative, negative and financial covenants, including, among other requirements, negative covenants that restrict the Company’s ability to create liens, enter into mergers and acquisitions, pay dividends, repurchase stock, incur indebtedness, make investments and make capital expenditures, and financial covenants that establish applicable interest coverage ratios and limit the maximum leverage the Company can maintain at any one time.

The Credit Agreement contains events of default that include, among others, non-payment of principal, interest or fees, inaccuracy of representations and warranties, violation of covenants, cross defaults to certain other indebtedness, bankruptcy and insolvency events, material judgments, and events constituting a change of control. The occurrence of an event of default could result in an increased interest rate, the acceleration of the Company’s obligations under the Credit Facility and an obligation of the Company or any guarantor to repay the full amount of the Company’s borrowings under the Credit Facility.

A copy of the Credit Agreement is attached to this Current Report as Exhibit 10.34. A copy of the Guaranty and Collateral Agreement is attached to this Current Report as Exhibit 10.35.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On April 5, 2007, the Company completed the acquisition of all of the outstanding equity interests of The Radlinx Group, Ltd., a privately held radiology services company (“Radlinx”), pursuant to a Stock and Partnership Interest Purchase Agreement dated April 5, 2007 with the owners of Radlinx (the “Purchase Agreement”).

In accordance with the terms of the Purchase Agreement, the Company has acquired all of the outstanding capital of Radlinx for a total consideration consisting of the following: (1) $53 million in cash at closing plus (2) additional cash consideration to be paid as an earnout within 45 days of the one-year anniversary of the closing, which amount will be calculated as 25% of the revenues generated by the Radlinx customers during that period.

Of the amount paid at closing, an aggregate of $5.3 million was placed in an escrow account to satisfy the indemnification obligations of the owners of Radlinx for breaches or inaccuracies of certain representations, warranties and covenants made by Radlinx and its owners.

A press release announcing the Company’s acquisition of Radlinx was issued on April 9, 2007, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety. A copy of the Purchase Agreement is attached to this Current Report as Exhibit 10.36.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements required in connection with the business acquisition described in Item 2.01 will be filed no later than 71 calendar days after the date this current report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The pro forma financial information required in connection with the business acquisition described in Item 2.01 will be filed within 71 calendar days of the date this current report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description
10.34	Credit Agreement between the Company, certain wholly owned subsidiaries of the Company, and Morgan Stanley Senior Funding, Inc., as Administrative Agent dated April 5, 2007.

10.35	Guaranty and Collateral Agreement between the Company, certain wholly owned subsidiaries of the Company, and Morgan Stanley & Co., Incorporated, as Collateral Agent dated April 5, 2007.

10.36	Stock and Partnership Interest Purchase Agreement between the Company, The Radlinx Group, Ltd. (“Radlinx”) and all of the owners of Radlinx dated April 5, 2007.

99.1	Press release dated April 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2007

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Cartee
Paul E. Cartee
Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Description
10.34	Credit Agreement between the Company, certain wholly owned subsidiaries of the Company, and Morgan Stanley Senior Funding, Inc., as Administrative Agent dated April 5, 2007.

10.35	Guaranty and Collateral Agreement between the Company, certain wholly owned subsidiaries of the Company, and Morgan Stanley & Co., Incorporated, as Collateral Agent dated April 5, 2007.

10.36	Stock and Partnership Interest Purchase Agreement between the Company, The Radlinx Group, Ltd. (“Radlinx”) and all of the owners of Radlinx dated April 5, 2007.

99.1	Press release dated April 9, 2007.